                                                                    EXHIBIT 99.1


[BFGOODRICH Logo]                                            NEWS

                                                 PR00-0008
THE BFGOODRICH COMPANY                           Media Contact:    Kevin Ramundo
3 Coliseum Centre                                Phone:            704-423-7024
2550 West Tyvola Rd.                             Fax:              704-423-7127
Charlotte, North Carolina 28217
www.bfgoodrich.com                               Investor Contact: Paul Gifford
                                                 Phone:            704-423-5517
                                                 Fax:              704-423-5516

BFGOODRICH REPORTS FOURTH QUARTER RESULTS AND RECORD PERFORMANCE FOR 1999

- 1999 CONTINUES FIVE CONSECUTIVE YEARS OF SALES AND EARNINGS GROWTH*

- FULL-YEAR FREE CASH FLOW INCREASED TO $242 MILLION*

*Excludes special items

CHARLOTTE, N.C., February 3, 2000 - The BFGoodrich Company (NYSE: GR) announced today that net income in the fourth quarter, excluding special items, was $87.0 million, or $.78 per share, compared to $94.4 million, or $.85 per share, in the year-ago quarter. For the full year, net income rose to $361.7 million, or $3.24 per share, excluding special items, compared to $327.6 million, or $2.91 per share, in 1998 -- an 11% increase on a per-share basis. Sales for the quarter and the full year were $1.3 billion and $5.5 billion, respectively. The results include Coltec Industries and have been restated to conform accounting practices following the Coltec merger this past July.

On an after-tax basis, the company incurred net special charges of $20.7 million in the fourth quarter and $192.1 million for the entire year, largely related to costs associated with the Coltec merger and consolidation activities. Including these charges, net income equaled $66.3 million, or $.60 per share, in the fourth quarter, and $169.6 million, or $1.53 per share, for the entire year.

Commenting on the company's performance, David L. Burner, BFGoodrich's chairman and chief executive officer, said, "1999 was one of the most successful years in our company's history. We completed our largest merger ever and achieved record earnings for the fifth consecutive year, excluding special charges. Segment operating income, excluding special items, exceeded $800 million for the first time, and operating margins increased to 14.9%, a level which ranks among the highest achieved by our peer companies. Cash flow was very strong in the fourth quarter, contributing to free cash flow of $242 million, prior to special items, for all of 1999."


Page 1 of 3
PR00-0008 - BFGoodrich reports fourth quarter results and record performance for 1999

[BFGOODRICH Logo]                                            NEWS

FOURTH QUARTER SEGMENT REVIEW

In the Aerospace segment, operating income decreased 6% to $140.4 million and sales declined 5% percent to $870.1 million compared to the year-ago quarter, which was the most profitable in the segment's history. The current quarter's results reflect lower original equipment deliveries in aerostructures and landing systems, partially offset by higher after-market demand for wheels and brakes and productivity savings.

In the Performance Materials segment, operating income increased 10% to $34.8 million and sales increased slightly to $300.4 million. The increase in operating income reflects improved results in consumer specialties and continued productivity savings, partially offset by lower prices in the rest of the segment.

In the Engineered Industrial Products segment, sales decreased 11% to $159.7 million, and operating income was $18.9 million, versus $34.8 million in the year-ago quarter. Market softness in industries served by the engine, compressor and sealing technology businesses was the major factor behind the lower results.

FULL YEAR REVIEW

In 1999, the Aerospace segment had operating income of $558.7 million, an increase of 12 percent from $500.0 million in 1998 on a 4% increase in sales to $3.6 billion. Strong demand for commercial and other aircraft, wheels and brakes in the aftermarket, and maintenance, repair and overhaul services were the major factors in the segment's results.

The Performance Materials segment had operating income of $150.4 million, an increase of 3 percent from $145.8 million in 1998 as sales increased to over $1.2 billion. The increase in operating income reflects improved results in consumer specialties and polymer additives and specialty plastics, and continued productivity savings, partially offset by lower selling prices in the rest of the segment. Lower average raw material costs were also a factor.

The Engineered Industrial Products segment had operating income of $118.2 million, a decrease of 10 percent from $131.6 million in 1998. Sales were $702 million in 1999, a 10 percent decrease from $780 million in 1998. Market softness in industries served by the engine, compressor and sealing technology businesses was the major factor behind the lower results.


Page 2 of 3
PR00-0008 - BFGoodrich reports fourth quarter results and record performance for 1999

[BFGOODRICH Logo]                                            NEWS

OUTLOOK

The company expects that it will face challenging market conditions in 2000. In aerospace, 1999 was the peak in the current cycle and the strongest year in the history of the commercial aircraft industry. With the decline in commercial aircraft deliveries in 2000, the company will look to its increasingly strong presence in the after-market and in regional and business aircraft markets for growth. The Performance Materials segment will face higher raw material costs, while softness is likely to continue in the markets served by the company's industrial products. In light of these conditions, BFGoodrich continues to anticipate that its financial performance in 2000 will be relatively flat compared to 1999.

In commenting on the company's outlook, Dave Burner said, "While 2000 will be a challenging year, we remain confident in the strength of our businesses and will strive to build on our track record of strong financial performance. Our increased emphasis on programs for top-line growth, and productivity and cost reduction initiatives such as lean manufacturing, will bring us solidly through 2000 and position us for additional growth in 2001. BFGoodrich remains fully committed to increasing shareholder value and delivering consistent sales and profit growth as it has in recent years."

The BFGoodrich Company, headquartered in Charlotte, North Carolina, has leading market positions in advanced aerospace systems, performance materials, and engineered industrial products. The company has $5.5 billion in annual revenues and 27,000 employees worldwide.

The tables that follow provide more detailed information about BFGoodrich results for the fourth quarter and full year 1999 and 1998.

[Part of this announcement contains forward-looking statements that involve risks and uncertainties, and actual results could differ materially from those projected in the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed with the Securities and Exchange Commission, including but not limited to the last section of the Management's Discussion and Analysis entitled "Forward-Looking Information is Subject to Risk and Uncertainty" contained in the company's Annual Report on Form 10-K, the Current Report on Form 8-K filed on December 17, 1999 and in other filings.]

                                       ###

Page 3 of 3
PR00-0008 - BFGoodrich reports fourth quarter results and record performance for 1999

                             THE BFGOODRICH COMPANY
                 (Dollars in millions except per share amounts)


                                                              Three Months Ended
                                                                  December 31
                                        ---------------------------------------------------------------


                                          1999              1999              1998              1998
                                       As Reported      As Adjusted(A)     As Reported      As Adjusted(B)

Sales                                   $ 1,330.2         $ 1,330.2         $ 1,390.3         $ 1,390.3
                                        =========         =========         =========         =========

Income before Income Taxes
  and Trust Distributions                   111.7             142.0             143.0             153.5
Income Tax Expense                          (40.8)            (50.4)            (50.5)            (54.5)
Distributions on Trust Preferred
  Securities                                 (4.6)             (4.6)             (4.6)             (4.6)
                                        ---------         ---------         ---------         ---------

Net Income                              $    66.3         $    87.0         $    87.9         $    94.4
                                        =========         =========         =========         =========

Income Per Share:
    Basic                               $    0.60         $    0.79         $    0.80         $    0.86
                                        =========         =========         =========         =========

    Diluted                             $    0.60         $    0.78         $    0.79         $    0.85
                                        =========         =========         =========         =========

Weighted - Average Number
  of Shares Outstanding
  (in millions):
    Basic                                   110.2             110.2             109.9             109.9
                                        =========         =========         =========         =========

    Diluted                                 113.3             113.3             113.5             113.5
                                        =========         =========         =========         =========



(A) Results exclude the effect of a $30.3 million charge ($20.7 million after-tax), or $0.18 a diluted share, primarily related to merger-related and consolidation costs.

(B) Results exclude the effect of a $10.5 million charge ($6.5 million after-tax), or $0.06 a diluted share, related to a restructuring charge and a write-down of an impaired asset in the Aerospace Segment.

                             THE BFGOODRICH COMPANY
                 (Dollars in millions except per share amounts)


                                                                              Year Ended
                                                                              December 31
                                                   ---------------------------------------------------------------


                                                     1999              1999               1998             1998
                                                  As Reported      As Adjusted(A)     As Reported      As Adjusted(B)

Sales                                              $ 5,537.5         $ 5,537.5         $ 5,454.8         $ 5,454.8
                                                   =========         =========         =========         =========

Income from Continuing Operations before
  Income Taxes and Trust Distributions                 334.5             597.3             594.2             546.4
Income Tax Expense                                    (146.5)           (217.2)           (218.5)           (202.7)
Distributions on Trust Preferred Securities            (18.4)            (18.4)            (16.1)            (16.1)
                                                   ---------         ---------         ---------         ---------


Income from Continuing Operations                      169.6             361.7             359.6             327.6
Income (Loss) from Discontinued
  Operations                                            --                --                (1.6)             --
Extraordinary Item                                      --                --                (4.3)             --
                                                   ---------         ---------         ---------         ---------


Net Income                                         $   169.6         $   361.7         $   353.7         $   327.6
                                                   =========         =========         =========         =========


Income (Loss) Per Share:
  Diluted
     Continuing Operations                         $    1.53         $    3.24         $    3.19         $    2.91
     Discontinued Operations                            --                --               (0.01)             --
     Extraordinary Item                                 --                --               (0.04)             --
                                                   ---------         ---------         ---------         ---------


     Net Income                                    $    1.53         $    3.24         $    3.14         $    2.91
                                                   =========         =========         =========         =========

Free Cash Flow
  Operating Cash Flow                                                $   579.7                           $   504.9
  Dividends                                                              (91.6)                              (75.7)
  Capital Expenditures                                                  (246.3)                             (262.0)
                                                                     ---------                           ---------

  Free Cash Flow                                                     $   241.8                           $   167.2
                                                                     =========                           =========



(A) Results exclude the effect of a $262.8 million charge ($192.1 million after-tax), or $1.69 a diluted share, primarily related to merger-related and consolidation costs. Weighted average diluted shares as adjusted include 2.9 million potential shares for assumed conversions of convertible preferred securities that were anti-dilutive on an as reported basis. Operating cash flow as adjusted excludes $207.1 million of pre-tax cash expenditures for special items.


(B) Results exclude the effect of a $58.3 million gain ($38.5 million after-tax), or $0.34 a diluted share, related to the sale of the Holley Performance Products subsidiary and a $10.5 million charge ($6.5 million after-tax), or $0.06 a diluted share, related to a restructuring charge and a write-down of an impaired asset in the Aerospace Segment. Results also exclude the after-tax effects of discontinued operations ($1.6 million loss, or $0.01 a diluted share) and an extraordinary item ($4.3 million loss, or $0.04 a diluted share). Operating cash flow as adjusted excludes $5.8 million of pre-tax cash expenditures for special items.

                          BFGOODRICH SEGMENT REPORTING
                              (Dollars in millions)


                                                        Three Months Ended                   Year Ended
                                                           December 31                       December 31
                                                    -------------------------         -------------------------

                                                      1999             1998             1999             1998

Sales:
  Aerospace:
    Aerostructures                                  $  257.2         $  282.9         $1,139.1         $1,144.2
    Landing Systems                                    250.5            267.3          1,032.9            963.2
    Sensors & Integrated Systems                       241.8            234.8            938.4            911.3
    Maintenance, Repair & Overhaul                     120.6            128.5            507.0            460.6
                                                    --------         --------         --------         --------

                                                       870.1            913.5          3,617.4          3,479.3
                                                    --------         --------         --------         --------


  Engineered Industrial Products                       159.7            179.3            702.4            779.9
                                                    --------         --------         --------         --------


  Performance Materials:
    Textile and Coatings Solutions                     152.0            147.2            619.7            606.2
    Polymer Additives and Specialty Plastics           103.5            108.6            422.2            431.3
    Consumer Specialties                                44.9             41.7            175.8            158.1
                                                    --------         --------         --------         --------

                                                       300.4            297.5          1,217.7          1,195.6
                                                    --------         --------         --------         --------

Total Sales                                         $1,330.2         $1,390.3         $5,537.5         $5,454.8
                                                    ========         ========         ========         ========

Operating Income:
  Aerospace:
    Aerostructures                                  $   55.0         $   61.8         $  191.5         $  189.1
    Landing Systems                                     36.3             37.2            157.7            117.9
    Sensors & Integrated Systems                        44.0             47.1            174.4            170.3
    Maintenance, Repair & Overhaul                       5.1              2.9             35.1             22.7
                                                    --------         --------         --------         --------

                                                       140.4            149.0            558.7            500.0
                                                    --------         --------         --------         --------

  Engineered Industrial Products                        18.9             34.8            118.2            131.6
                                                    --------         --------         --------         --------


  Performance Materials:
    Textile and Coatings Solutions                       9.6             10.4             44.4             63.0
    Polymer Additives and Specialty Plastics            16.5             17.3             73.6             58.8
    Consumer Specialties                                 8.7              3.9             32.4             24.0
                                                    --------         --------         --------         --------

                                                        34.8             31.6            150.4            145.8
                                                    --------         --------         --------         --------

Total Segment Operating Income                      $  194.1         $  215.4         $  827.3         $  777.4

Corporate General and Administrative Costs             (20.6)           (21.6)           (84.6)           (83.7)

Merger-related and Consolidation Costs                 (28.4)           (10.5)          (269.4)           (10.5)
                                                    --------         --------         --------         --------

Total Operating Income                              $  145.1         $  183.3         $  473.3         $  683.2
                                                    ========         ========         ========         ========

                             THE BFGOODRICH COMPANY
                        CONSOLIDATED STATEMENT OF INCOME
                 (Dollars in millions, except per share amounts)


                                                                        Year Ended
                                                                       December 31,
                                                      ---------------------------------------------
                                                         1999              1998              1997
                                                      ---------         ---------         ---------

Sales                                                 $ 5,537.5         $ 5,454.8         $ 4,687.9
Operating Costs and Expenses:
  Cost of sales                                         3,953.3           3,919.2           3,372.7
  Charge for MD-90 contract                                --                --                35.2
  Selling and administrative expenses                     841.5             841.9             772.1
  Merger-related and consolidation costs                  269.4              10.5              77.0
                                                      ---------         ---------         ---------
                                                        5,064.2           4,771.6           4,257.0
                                                      ---------         ---------         ---------
Operating income                                          473.3             683.2             430.9
Interest expense                                         (138.3)           (134.1)           (127.9)
Interest income                                             4.8               6.1              12.0
Gain on issuance of subsidiary stock                       --                --                13.7
Other income (expense) - net                               (5.3)             39.0              15.0
                                                      ---------         ---------         ---------
Income from continuing operations before
  income taxes and Trust distributions                    334.5             594.2             343.7
Income tax expense                                       (146.5)           (218.5)           (138.2)
Distributions on Trust preferred
  securities                                              (18.4)            (16.1)            (10.5)
                                                      ---------         ---------         ---------
Income from continuing operations                         169.6             359.6             195.0
Income (loss) from discontinued operations                 --                (1.6)             84.3
                                                      ---------         ---------         ---------
Income before extraordinary items                         169.6             358.0             279.3
Extraordinary losses on debt
  extinguishment - net of taxes                            --                (4.3)            (19.3)
                                                      ---------         ---------         ---------
Net Income                                            $   169.6         $   353.7         $   260.0
                                                      =========         =========         =========


Earnings per share:
  Basic
    Continuing operations                             $    1.54         $    3.26         $    1.81
    Discontinued operations                                --               (0.01)             0.78
    Extraordinary Item                                     --               (0.04)            (0.18)
                                                      ---------         ---------         ---------
    Net income                                        $    1.54         $    3.21         $    2.41
                                                      =========         =========         =========


  Diluted
    Continuing operations                             $    1.53         $    3.19         $    1.75
    Discontinued operations                                --               (0.01)             0.75
    Extraordinary Item                                     --               (0.04)            (0.17)
                                                      ---------         ---------         ---------
    Net income                                        $    1.53         $    3.14         $    2.33
                                                      =========         =========         =========

    Net income excluding special items                $    3.24         $    2.91         $    2.34
                                                      =========         =========         =========

  Weighted average number of common and common equivalent shares outstanding-in millions

    Basic                                                 110.0             110.2             107.9
    Diluted                                               110.7             113.9             112.1
    Diluted excluding special items                       113.6             113.9             112.1

                   ADDITIONAL COMMENTS FROM INVESTOR RELATIONS
                         SUPPLEMENT TO THE PRESS RELEASE

                                 SEGMENT RESULTS
                  FOURTH QUARTER 1999 VERSUS THIRD QUARTER 1999

AEROSPACE SEGMENT

($ millions)
                                           4Q99                3Q99
                                           ----                ----
Revenue                                   $870.1              $855.2
Operating Income                           140.4               130.9

In the Aerospace segment, sales increased 2% from the third quarter to the fourth quarter 1999. Operating income during the same period increased 7%. The fourth quarter increases are due primarily to increased sales and earnings in the Aerostructures group due to slightly increased deliveries to commercial airplane manufacturers, consistent with their delivery schedules, strong aftermarket demand and a gain on an exchange of land.

PERFORMANCE MATERIALS SEGMENT

($ millions)
                                            4Q99              3Q99
                                            ----              ----
Revenue                                    $300.4            $306.3
Operating Income                             34.8              39.4

Performance Materials' sales decreased by about 2%, while operating income decreased by 12%, primarily due to higher raw material costs offset slightly by continued productivity improvements. The on-going competitive pricing pressures in the Textile and Coating Solutions group, and Polymer Additives and Specialty Plastics group also contributed to the decline, partially offset by improved performance in the Consumer Specialties group.

ENGINEERED INDUSTRIAL PRODUCTS SEGMENT

($ millions)
                                            4Q99              3Q99
                                            ----              ----
Revenue                                    $159.7            $170.6
Operating Income                             18.9              28.1

In Engineered Industrial Products, sales decreased 6% for the quarter due to overall softness in the market, particularly in the sealing market, and in the demand for FM engines. Operating income decreased 33% primarily as a result of the decreases in sales, coupled with increased R&D spending for development of the US Navy's LPD projects. Deliveries for the LPD projects will begin in 2000.

                                  GROUP RESULTS
                      FULL YEAR 1999 VERSUS FULL YEAR 1998

                          BFGOODRICH AEROSPACE SEGMENT

AEROSTRUCTURES GROUP

($ millions)

                                                   FULL YEAR     FULL YEAR
                           4Q99        4Q98          1999          1998
                           ----        ----          ----          ----

Revenue                   $257.2      $282.9       $1,139.1      $1,144.2
Operating Income            55.0        61.8          191.5         189.1

Operating income for the year increased $2.4 million, or 1%, from $189.1 million during 1998 to $191.5 million in 1999. The increase is primarily attributable to higher after-market sales that generally carry a higher margin than OEM sales, the settlement of the PW4000 claim and a gain on an exchange of land. This increase is partially offset by higher manufacturing costs associated with the restructuring of several of the group's facilities and the start-up of the group's Arkadelphia facility. For the fourth quarter, however, deliveries to OEM were down as a result of planned commercial airplane production decreases.

LANDING SYSTEMS GROUP

($ millions)


                                                   FULL YEAR     FULL YEAR
                           4Q99        4Q98          1999          1998
                           ----        ----          ----          ----

Revenue                   $250.5      $267.3       $1,032.9       $963.2
Operating Income            36.3        37.2          157.7        117.9

Sales during 1999 increased $69.7, or 7%, from $963.2 in 1998 to $1,032.9 in 1999. The increase is attributable to higher after-market demand for wheels and brakes, improved penetration in aircraft seating and a product line acquisition completed in late 1998. Demand for commercial transport OE products such as landing gear and evacuation slides, which are tied more closely to the OE production cycle, was largely flat year to year, however, deliveries to OEM's were down in the fourth quarter as a result of planned commercial airplane production decreases. An overall favorable sales mix, increased volume, acquisitions and operating efficiency improvements all contributed to the higher earnings results.

SENSORS & INTEGRATED SYSTEMS GROUP

($ millions)

                                                   FULL YEAR     FULL YEAR
                           4Q99        4Q98          1999          1998
                           ----        ----          ----          ----

Revenue                   $241.8      $234.8        $938.4        $911.3
Operating Income            44.0        47.1         174.4         170.3

Sales for the year increased 3% to $938.4 in 1999. The increase resulted from higher unit volume sales of sensor, launch vehicle electronic, cockpit avionic, aircraft lighting, and gas turbine products, partially offset by lower sales of fuel control products. Operating income for the year increased 2% to $174.4. This increase reflects the impact of higher sales volumes and a favorable sales mix of higher margin after-market spares, partially offset by increased R&D spending on the development of new products for Health, Usage, and Monitoring systems (HUMS).


MAINTENANCE, REPAIR & OVERHAUL (MRO) GROUP

($ millions)


                                                   FULL YEAR     FULL YEAR
                           4Q99        4Q98          1999          1998
                           ----        ----          ----          ----

Revenue                   $120.6      $128.5        $507.0        $460.6
Operating Income             5.1         2.9          35.1          22.7

Sales during 1999 increase $46.4, or 10%, from $460.6 in 1998 to $507.0 in 1999.
The increase reflects higher demand for airframe, component and landing gear overhaul maintenance services in addition to the acquisition of the remaining interest of a joint venture business in the Asia Pacific region. Operating income for the year increased 55% to $35.1. The increase is principally due to the higher demand experienced in all of the MRO markets served by the Company, as well as the impact of the acquisition noted above and continued operational improvements.

                    BFGOODRICH PERFORMANCE MATERIALS SEGMENT


TEXTILE & COATINGS SOLUTIONS GROUP

($ millions)


                                                   FULL YEAR     FULL YEAR
                           4Q99        4Q98          1999          1998
                           ----        ----          ----          ----

Revenue                   $152.0      $147.2        $619.7        $606.2
Operating Income             9.6        10.4          44.4          63.0

Sales increased by $13.5, or 2%, from $606.2 in 1998 to $619.7 in 1999. The increase in sales was primarily related to the Freedom acquisition (March 1998) and includes a full year of results in 1999 vs. only nine months in 1998. The sales impact of acquisitions exceeded the volume and price declines experienced by some of the Group's other businesses. Operating income decreased by $18.6, or 30%, from $63.0 in 1998 to $44.4 in 1999. The impact of the acquisition was not sufficient to offset the unfavorable volume and price declines noted above, particularly in regards to the textile markets served by the Group.



POLYMER ADDITIVES & SPECIALTY PLASTICS GROUP

($ millions)


                                                   FULL YEAR     FULL YEAR
                           4Q99        4Q98          1999          1998
                           ----        ----          ----          ----

Revenue                   $103.5      $108.6        $422.2        $431.3
Operating Income            16.5        17.3          73.6          58.8

Sales for the year decreased by $9.1, or 2%, from $431.3 in 1998 to $422.2 in 1999. The decrease was caused primarily by price reductions, offset by favorable volume/mix. The price reductions impacted most of the Group's products, while the volume increase was driven primarily by the Group's TempRite high-heat resistant plastics used in plumbing products. Operating income increased $14.8, or 25%, from $58.8 million in 1998 to $73.6 in 1999. The increase was primarily driven by higher demand in the Group's TempRite business, lower raw material costs, and continued productivity improvements, partially offset by decreased volumes and prices for the Group's other products.

CONSUMER SPECIALTIES GROUP

($ millions)

                                                   FULL YEAR     FULL YEAR
                           4Q99        4Q98          1999          1998
                           ----        ----          ----          ----

Revenue                    $44.9       $41.7        $175.8        $158.1
Operating Income             8.7         3.9          32.4          24.0

Sales increased $17.7 or 11%, from $158.1 in 1998 to $175.8 in 1999. The increase in sales was driven by the Freedom acquisition, partially offset by volume and price declines in some of the remaining businesses. Operating income increased $8.4, or 35%, from $24.0 in 1998 to $32.4 in 1999. The increase in operating income was attributable to the Freedom acquisition noted above, manufacturing efficiencies, continued productivity improvements and a one-time favorable settlement from a patent infringement lawsuit.

                BFGOODRICH ENGINEERED INDUSTRIAL PRODUCTS SEGMENT

ENGINEERED INDUSTRIAL PRODUCTS

($ millions)

                                                   FULL YEAR     FULL YEAR
                           4Q99        4Q98          1999          1998
                           ----        ----          ----          ----

Revenue                   $159.7      $179.3        $702.4        $779.9
Operating Income            18.9        34.8         118.2         131.6

Sales for the year decreased 10%, from $779.9 in 1998 to $702.4 in 1999. The decrease in sales is primarily attributable to a 1998 disposition of a business unit (Holley) and reduced volume in most of the Segment's businesses, partially offset by favorable prices. The reduced volume is attributable to weakness in most markets served by the Segment, especially the Fairbanks Morse Engine defense capital goods market, the sealing technologies businesses serving the domestic chemical and petroleum process industries, and industrial machinery and equipment markets. Operating income decreased 10% from $131.6 in 1998 to $118.2 in 1999. Overall the decrease in operating income for the year was due to the market weakness noted above, and to increased R&D spending for development of the US Navy LPD projects. Deliveries for the LPD projects will begin in 2000.

                              Non-Segment Expenses
                                  ($ millions)


                                                     FULL YEAR     FULL YEAR
                             4Q99        4Q98          1999          1998
                             ----        ----          ----          ----

Corporate G&A                $17.8       $17.2        $ 71.1        $ 68.6
Advanced Technology  Group     2.8         4.4          13.5          15.1
Net Interest Expense          34.3        33.1         133.5         128.0
Distribution on Trust
    Preferred Securities       4.6         4.6          18.4          16.1




                  Preliminary Balance Sheet and Cash Flow Data
                                  ($ millions)

                                                  12/31/1999      12/31/1998

Cash and Cash Equivalents                            $66.4           $53.5
Total Debt                                          $1,761          $1,725
Debt to Capitalization                               53.0%           53.3%
Capital Expenditures                                $246.3          $262.0
Acquisitions                                         $76.1          $521.5
Depreciation and Amortization                       $230.6          $210.2
Dividends                                            $91.6           $75.7



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